Credit Suisse First Boston
ABSC 2005-HE8
7,933 records
All records

All records
Grouping	Count	Total Current Balance	Average Current Balance	Percent of total Balance	Wtg Avg GWAC	Wtd Avg DTI	Wtd Avg LTV	% SFD	%PUD	% Owner Occupied	% Full Doc	% Limited Doc	% Stated Doc	% IO	%CA	%NY	%FL	WA FICO
FICO < 550	27	3,505,554.51	129,835.35	0.25	9.126	42.88	73.34	42.62	17.73	0.00	53.38	0.00	46.62	0.00	33.40	0.00	23.38	525
FICO 550 - 574	22	3,304,278.43	150,194.47	0.23	8.374	40.56	80.85	61.07	11.23	0.00	38.96	10.65	50.39	0.00	40.91	0.00	23.13	563
FICO 575 - 599	56	9,547,154.64	170,484.90	0.67	8.412	38.44	80.11	53.96	5.91	0.00	46.34	0.00	53.66	0.00	34.58	7.18	4.47	587
FICO 600 - 624	68	11,273,836.26	165,791.71	0.79	7.945	38.32	81.78	46.39	16.85	0.00	38.44	1.42	60.14	0.00	24.42	10.39	9.03	611
FICO 625 - 649	70	14,295,900.97	204,227.16	1.00	8.117	38.79	85.25	52.95	10.90	0.00	25.88	0.00	74.12	0.00	30.14	7.51	8.71	638
FICO 650 - 674	85	17,684,123.74	208,048.51	1.24	7.901	38.74	87.81	51.46	12.70	0.00	29.73	0.00	70.27	0.00	30.71	3.50	11.88	663
FICO 675 - 699	68	13,881,508.18	204,139.83	0.97	7.978	39.12	88.34	67.29	4.45	0.00	15.48	0.75	83.76	0.00	32.98	9.87	9.52	685
FICO 700 - 724	44	11,054,687.11	251,242.89	0.78	7.746	38.28	88.01	61.73	9.09	0.00	20.50	0.00	79.50	4.40	37.21	12.35	15.11	714
FICO 725 - 749	32	7,158,500.80	223,703.15	0.50	7.876	35.73	88.59	51.39	14.67	0.00	16.63	0.00	83.37	0.00	25.80	9.86	6.47	734
FICO 750 - 774	20	4,674,774.70	233,738.74	0.33	7.817	35.73	84.89	30.09	17.74	0.00	14.61	0.00	85.39	0.00	26.57	10.67	13.95	763
FICO 775 - 799	7	1,779,256.90	254,179.56	0.12	7.874	39.71	88.38	73.45	0.00	0.00	3.49	0.00	96.51	0.00	46.14	23.74	13.91	784
FICO 800 >=	2	290,563.75	145,281.88	0.02	7.422	29.25	85.42	54.17	0.00	0.00	45.83	0.00	54.17	0.00	0.00	0.00	0.00	802
Total:	501	98,450,139.99	196,507.27	6.91	8.032	38.51	85.27	54.12	10.93	0.00	27.79	0.63	71.59	0.49	31.41	8.04	10.90	659

11 Madison Avenue
New York, New York 10010
www.csfb.com

Disclaimer:All data provided by New Century. This material is provided to you solely for informational purposes, is intended for your use only and does not constitute an offer or commitment, a solicitation of an offer or commitment, or any advice or recommendation, to enter into or conclude any transaction (whether on the indicative terms shown or otherwise). This material has been prepared by CSFB based on assumptions and parameters determined by it in good faith. It is important that you (recipient) understand that those assumptions and parameters are not the only ones that might reasonably have been selected or that could apply in connection with the preparation of these materials or an assessment of the transaction described above. A variety of other or additional assumptions or parameters, or other market factors and other considerations, could result in different contemporaneous good faith analyses or assessment of the transaction described above. Past performance should not be taken as an indication or guarantee of future performance, and no representation or warranty, express or implied is made regarding future performance. Opinions and estimates may be changed without notice. The information set forth above has been obtained from or based upon sources believed by CSFB to be reliable, but CSFB does not represent or warrant its accuracy or completeness. This material does not purport to contain all of the information that an interested party may desire. In all cases, interested parties should conduct their own investigation and analysis of the transaction(s) described in these materials and of the data set forth in them. Each person receiving these materials should make an independent assessment of the merits of pursuing a transaction described in these materials and should consult their own professional advisors. CSFB may, from time to time, participate or invest in other financing transactions with the issuers of the securities referred to herein, perform services for or solicit business from such issuers, and/or have a position or effect transactions in the securities or derivatives thereof. Structured securities are complex instruments, typically involve a high degree of risk and are intended for sale only to sophisticated investors who are capable of understanding and assuming the risks involved. The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the credit quality of any issuer or reference issuer. Any investor interested in purchasing a structured product should conduct its own investigation and analysis of the product and consult with its own professional advisers as to the risks involved in making such a purchase.